Exhibit 3(iii)


                              ARTICLES OF AMENDMENT

                                     TO THE
  CHANGE OF NAME

                            ARTICLES OF INCORPORATION

                                       OF

                           SANDTECH DEVELOPMENTS, INC.

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is Sandtech Developments, Inc.     negs

     SECOND: The following amendment to the Articles of Incorporation was adopted on October 31, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

     ________ No shares have been issued or Directors Elected - Action by Incorporators

     ________ No shares have been issued but Directors Elected - Action by Directors

     ________ Such amendment was adopted by the board of directors where shares have been issued.

         X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     Article I of the Articles of Incorporation shall be amended so that, as amended, Article I reads in its entirety as follows:

                                    ARTICLE I
                                      Name
                                      ----

     The name of the corporation is LOG POINT TECHNOLOGIES, INC.

     THIRD: The manner, if not set forth in such amendment, in which. any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

     If these amendments are to have a delayed effective date, please list tat date: Not applicable. (Not to exceed ninety (90) days from the date of filing)


                                       SANDTECH DEVELOPMENTS, INC.



                                       By:  /s/  Lester Pickett
                                            ------------------------------------
                                            Lester Pickett, Assistant Secretary